Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Tim Dreyer
	Vice President, Investor Relations	Manager, Public Relations
	+1 847 793 6735	+1 847 793 5677
	dfox@zebra.com	tdreyer@zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2008 Third Quarter Financial Results

Vernon Hills, IL, October 29, 2008—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced net sales of $244,073,000 for the third quarter of 2008, up 12.4% from $217,218,000 for the third quarter of 2007. Net income for the period was $25,770,000, or $0.40 per diluted share, including exit costs and integration expenses of $4,304,000 which reduced earnings by $0.04 per diluted share. Results also include four one-time items that had a combined positive impact of $0.03 per diluted share. For the third quarter of 2007, net income was $26,961,000, or $0.39 per diluted share.

“Zebra delivered more solutions that improve our customers’ business processes and controlled costs during this challenging time to extend industry leadership and deliver solid financial results,” stated Anders Gustafsson, Zebra’s chief executive officer. “Looking ahead, we will continue to focus on growth and profitability. We are managing costs by streamlining operations and maintaining investments in our new ERP and global supply chain transformation projects, which will deliver long-term benefits. At the same time, we are taking advantage of our strong financial condition to develop new solutions to meet more customer needs with a quick ROI. We will also continue to place more Zebra sales representatives in underserved geographic territories to extend global reach. In this way, Zebra remains well positioned to accelerate growth and build greater stockholder value as business conditions improve. “

Discussion and Analysis

For the third quarter of 2008 compared with the third quarter of 2007:

•	Consolidated sales growth of 12.4% resulted from 3.5% growth in the company’s Specialty Printing Group (SPG) and $25,621,000 in sales from the company’s Enterprise Solutions

Group (ESG). International sales increased 18.8%, with record sales in Asia Pacific and continued weakness in the Europe, Middle East and Africa region. North American sales increased 5.5%.

•	Gross profit margin of 48.3% was comparable to gross profit margin of 48.2% a year ago.

•

Operating expenses increased principally from acquisition-related additions of personnel and other expenses. The expenses were offset by a non-taxable $5,302,000 reduction in operating expenses for the settlement of Zebra’s claim against the escrow in its acquisition of WhereNet Corp., and a $1,121,000 gain on the sale/leaseback of the company’s facility in Camarillo, CA, recognized as a reduction in general and administrative expenses.

•

Operating expenses were also affected by a $1,783,000 increase in the amortization of intangible assets from the acquisitions of Navis and Multispectral Solutions; $2,570,000 in exit costs related to the company’s previously announced initiative to transfer final assembly of thermal printers to a third party; and $1,734,000 in expenses for integrating operations in ESG.

•	The company recorded a loss on investments of $5,140,000, which included write-downs of $4,374,000 for losses on securities and $2,897,000 on a long-term investment.

•	The provision for income taxes of $9,205,000 includes a $2,600,000 reduction because the WhereNet escrow settlement was not taxable.

For the first nine months of 2008, the company had net sales of $744,132,000, up 17.2% from $634,706,000 for the same period a year ago. Year-to-date net income totaled $78,940,000, or $1.20 per diluted share, including $12,218,000 in exit costs and integration expenses which reduced earnings by $0.12 per diluted share.

At September 27, 2008, Zebra had $246,857,000 in cash and investments, and no long-term debt. Net inventories were $106,261,000, and accounts receivable, net, were $171,928,000.

During the third quarter of 2008, the company repurchased 1,890,100 shares of Zebra Technologies Class A Common Stock to complete an authorization to purchase up to 3,000,000 shares. Zebra’s Board of Directors has authorized the purchase of an additional 5,000,000 shares of Zebra stock.

Fourth Quarter Outlook

Zebra announced its financial forecast for the fourth quarter of 2008. Net sales are expected within a range of $225,000,000 to $241,000,000. Earnings are expected between $0.30 and $0.38 per diluted share. This outlook includes approximately $2,800,000 in expenses related to exit costs and integration expenses.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the third quarter of 2008. The conference call will be held at 11:00 a.m. Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the fourth quarter of 2008 stated in the paragraph above captioned “Fourth Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. These factors also include the current credit crisis, capital markets volatility, and disruptions and overall worldwide deteriorating economic conditions that have been widely reported, as they may have adverse effects on Zebra, its suppliers and its customers. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs, including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. In addition, the acquisitions of WhereNet, proveo and Navis, which were completed in 2007, and Multispectral Solutions, which was completed in April 2008, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2007.

Zebra Technologies Corporation helps its customers identify, track and manage assets, transactions and people systems and solutions that improve business processes. In more than 100 countries around the world, more than 90 percent of Fortune 500 companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 27, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,877	$38,211
Restricted cash	1,763	2,497
Investments and marketable securities	81,646	98,438
Accounts receivable, net	171,928	150,775
Inventories, net	106,261	85,038
Deferred income taxes	14,953	14,772
Prepaid expenses and other current assets	12,910	31,101

Total current assets	436,338	420,832

Property and equipment at cost, less accumulated depreciation and amortization	70,700	67,686
Long-term deferred income taxes	29,688	28,407
Goodwill	264,647	246,510
Other intangibles, net	114,615	119,424
Long-term investments and marketable securities	116,571	142,033
Other assets	5,269	9,386

Total assets	$1,037,828	$1,034,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,744	$42,351
Accrued liabilities	63,064	69,437
Deferred revenue	21,906	9,633
Income taxes payable	2,594	751

Total current liabilities	134,308	122,172
Deferred rent	5,143	961
Other long-term liabilities	9,251	8,452

Total liabilities	148,702	131,585

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	143,727	141,522
Treasury stock	(299,757)	(205,058)
Retained earnings	1,039,452	960,512
Accumulated other comprehensive income	4,982	4,995

Total stockholders’ equity	889,126	902,693

Total liabilities and stockholders’ equity	$1,037,828	$1,034,278

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Net sales	$244,073	$217,218	$744,132	$634,706
Cost of sales	126,287	112,590	375,716	330,886

Gross profit	117,786	104,628	368,416	303,820

Operating expenses (income):
Selling and marketing	33,148	29,080	98,331	86,313
Research and development	21,711	13,904	64,467	41,958
General and administrative	18,534	21,694	67,795	59,502
Amortization of intangible assets	4,711	2,928	13,904	7,871
Claim settlement	(5,302)	—	(5,302)	—
Exit costs	2,570	—	10,484	—
Integration expenses	1,734	—	1,734	—
Acquired in-process research and development	—	—	—	1,853

Total operating expenses	77,106	67,606	251,413	197,497

Operating income	40,680	37,022	117,003	106,323

Other income (expense):
Investment income (loss)	(5,140)	4,393	(14)	15,421
Foreign exchange loss	247	(23)	878	(30)
Other, net	(185)	(230)	(1,089)	(530)

Total other income (expense)	(5,078)	4,140	(225)	14,861

Income before income taxes	35,602	41,162	116,778	121,184
Income taxes	9,832	14,201	37,838	41,874

Net income	$25,770	$26,961	$78,940	$79,310

Basic earnings per share	$0.40	$0.39	$1.21	$1.15
Diluted earnings per share	$0.40	$0.39	$1.20	$1.15

Basic weighted average shares outstanding	64,328	68,580	65,190	68,814
Diluted weighted average and equivalent shares outstanding	64,653	69,005	65,550	69,259

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	September 27, 2008	September 29, 2007
Cash flows from operating activities:
Net income	$78,940	$79,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,418	19,184
Stock-based compensation	10,780	11,333
Excess tax benefit from share-based compensation	(187)	(797)
Gain on sale of asset	(1,121)	—
Acquired in-process research and development	—	1,853
Deferred income taxes	(4,624)	(4,862)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(29,654)	(1,050)
Inventories	(22,575)	257
Other assets	930	111
Accounts payable	7,573	(6,016)
Accrued liabilities	(6,009)	12,190
Deferred revenue	13,279	1,788
Income taxes payable	2,295	(1,614)
Other operating activities	2,461	(2,001)

Net cash provided by operating activities	80,506	109,686

Cash flows from investing activities:
Purchases of property and equipment	(28,534)	(15,702)
Proceeds from sale of assets	14,796	—
Acquisition of businesses acquired, net of cash acquired	(18,570)	(141,277)
Acquisition of intangible assets	(1,100)	(2,800)
Purchases of investments and marketable securities	(502,699)	(645,843)
Maturities of investments and marketable securities	388,362	538,025
Sales of investments and marketable securities	178,104	190,393

Net cash used in investing activities	30,359	(77,204)

Cash flows from financing activities:
Purchase of treasury stock	(107,504)	(48,913)
Proceeds from exercise of stock options and stock purchase plan purchases	4,343	7,593
Excess tax benefit from share-based compensation	187	797

Net cash provided by (used in) financing activities	(102,974)	(40,523)

Effect of exchange rate changes on cash	775	(79)

Net increase in cash and cash equivalents	8,666	(8,120)
Cash and cash equivalents at beginning of period	38,211	39,648

Cash and cash equivalents at end of period	$46,877	$31,528

Supplemental disclosures of cash flow information:
Income taxes paid	$40,682	$30,101

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Percent Change	Percent of Total Sales
Hardware	$175,663	$164,756	6.6	72.0
Supplies	45,530	41,731	9.1	18.7
Service and software	26,260	9,728	169.9	10.8
Shipping and handling	1,710	1,708	0.1	0.6
Cash flow from hedging activities	(5,090)	(705)	NM	(2.1)

Total sales	$244,073	$217,218	12.4	100.0

Sales by Geographic Region

	Three Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$85,381	$74,200	15.1	35.0
Latin America	21,268	16,703	27.3	8.7
Asia-Pacific	26,560	21,221	25.2	10.9

Total international	133,209	112,124	18.8	54.6
North America	110,864	105,094	5.5	45.4

Total sales	$244,073	$217,218	12.4	100.0

Sales by Product Category

	Nine Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Percent Change	Percent of Total Sales
Hardware	$541,483	$482,640	12.2	72.8
Supplies	131,236	120,098	9.3	17.6
Service and software	78,955	28,681	175.3	10.6
Shipping and handling	5,344	5,082	5.2	0.7
Cash flow from hedging activities	(12,886)	(1,795)	NM	(1.7)

Total sales	$744,132	$634,706	17.2	100.0

Sales by Geographic Region

	Nine Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$276,538	$226,330	22.2	37.2
Latin America	58,618	44,638	31.3	7.9
Asia-Pacific	76,694	55,771	37.5	10.3

Total international	411,850	326,739	26.0	55.4
North America	332,282	307,967	7.9	44.6

Total sales	$744,132	$634,706	17.2	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Sept. 27, 2008	Sept. 29, 2007
Sales
Specialty Printing	$218,452	$211,117	$671,965	$615,806
Enterprise Solutions	25,621	6,101	72,167	18,900

Total	$244,073	$217,218	$744,132	$634,706
Cost of sales
Specialty Printing	114,999	108,939	341,149	318,893
Enterprise Solutions	11,288	3,651	34,567	11,993

Total	126,287	112,590	375,716	330,886

Gross profit	117,786	104,628	368,416	303,820
Operating expenses
Specialty Printing	48,959	45,118	155,153	137,063
Enterprise Solutions	15,970	6,153	53,940	17,160
Administrative and other	12,177	16,335	42,320	43,274

Total	77,106	67,606	251,413	197,497

Operating income	$40,680	$37,022	$117,003	$106,323

ZEBRA TECHNOLOGIES CORPORATION PRINTER UNITS and AVERAGE UNIT PRICES (Unaudited)
	Three Months Ended		Nine Months Ended
	Sept. 27, 2008	Sept. 29, 2007	Sept. 27, 2008	Sept. 29, 2007
Total Printers Shipped	241,717	228,313	722,576	684,642
Average Unit Prices	$596	$585	$613	$575